                                                                 EXHIBIT 10.17


                                                                       FS-2700-4
                                                                         (09/92)


                                         Holder No.    Issue Date   Expir. Date
    U.S. DEPARTMENT OF AGRICULTURE       4127-19
            Forest Service               4127-20       05/01/96     04/30/97



                                         Type Site(s)  Authority    Auth. Type
                                         352, 157      002, 121     0022
            SPECIAL-USE PERMIT

                                         Region/Forest/District     State/County
                                         06/05/05                   53/033

Authority: Organic Administration Act
           of June 4, 1897,
           Section 7 of the Granger-Thye Cong. Dist.   Latitude     Longitude
           Act of April 24, 1950         08             -    -       -    -




Ski Lifts, Inc.           of 7900 SE. 28th St., Suite 200
-----------------------------------------------------------------
        (Holder Name)                       (Billing Address-1)
-----------------------------------------------------------------


                               Mercer Island,     Washington       98040
----------------------------------------------------------------------------
     (Billing Address-2)           (City)          (State)        (Zip Code)
----------------------------------------------------------------------------


(hereinafter called the Holder) is hereby authorized to use or occupy National Forest System lands, to use subject to the conditions set out below, on the Mt. Baker-Snoqualmie National Forest.

This permit covers .10 acres and is described as the SE 1/4 of the NW 1/4 of
Section 4, Township 22 North, Range 11 East, Willamette Meridian, behind Snoqualmie Pass Guard Station as shown on the location maps, Exhibits 1 and 2, attached hereto and made a part hereof this permit, and is issued for the purpose of: operation and maintenance of an 8 ft. by 20 ft. wooden building and an 8 ft. by 20 ft. storage trailer. In addition, this permit covers .25 acres and is described as the SE 1/4 of the NW 1/4 of Section 4, Township 22 North, Range 11 East, Willamette Meridian as shown on the location maps, Exhibits 1 and 3, attached hereto and made a part hereof this permit, and is issued for the purpose of: using Forest Service Guard Station, building number 1034 for storage of supplies and equipment for the Ski-For-All program. Use is authorized for portions of the bottom floor as designated on Exhibit 4, attached hereto and made a part hereof this permit. The second and third floor will be used for employee housing for managers of SLI and for children's ski school. Operations and maintenance of said premises will be in conformance with the Operations and Maintenance Plan, Attachment A, attached hereto and made a part hereof.

The above described or defined area shall be referred to herein as the "permit area".

                              TERMS AND CONDITIONS

I. AUTHORITY AND GENERAL TERMS OF THE PERMIT

A. Authority. This permit is issued pursuant to the authorities enumerated at Title 36, Code of Federal Regulations, Section 251 Subpart B, as amended. This permit, and the activities or use authorized, shall be subject to the terms and conditions of the Secretary's regulations and any subsequent amendment to them.

B. Authorized Officer. The authorized officer is the Forest Supervisor or a delegated subordinate officer.


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C. License.  This permit is a license for the use of federally owned land and does not grant any permanent, possessory interest in real property, nor shall this permit constitute a contract for purposes of the Contract Disputes Act of 1978 (41 U.S.C. 611). Loss of the privileges granted by this permit by revocation, termination, or suspension is not compensable to the holder.

D. Amendment. This permit may be amended in whole or in part by the Forest Service when, at the discretion of the authorized officer, such action is deemed necessary or desirable to incorporate new terms, conditions, and stipulations as may be required by law, regulation, land management plans, or other management decisions.

E. Existing Rights. This permit in subject to all valid rights and claims of third parties. The United States is not liable to the holder for the exercise of any such right or claim.

F. Nonexclusive Use. Unless expressly provided in additional terms, this permit is not exclusive. The Forest Service reserves the right to use or allow others to use any part of the permit area for any purpose.

G. Public Access and Use. Unless specifically limited under additional terms to this permit, the holder agrees to allow the public free and unrestricted access to and use of the permit area at all times for all lawful purposes. To facilitate public use of the permit area, all existing roads or roads as may be constructed by the holder shall remain open to the public, except for roads as may be closed by joint agreement of the holder and the authorized officer.

H. Forest Service Right of Entry and Inspection. The Forest Service shall have free and unrestricted access at all times, including the right to enter into all buildings, dwellings, and other facilities to ensure compliance with the terms and conditions of this permit. In addition, the Forest Service may enter the authorized facilities for any purpose or reason consistent with any right or obligation of the United States under any law or regulation.

I. Assignability. This permit in not assignable or transferable. If the holder through death, voluntary sale or transfer, enforcement of contract, foreclosure, or other valid legal proceeding shall cease to be the owner of the improvements, this permit shall terminate.

J. Permit Limitations. Nothing in this permit allows or implies permission to build or maintain any structure or facility, or to conduct any activity unless specifically provided for in this permit. Any use not specifically identified in this permit must be approved by the authorized officer in the form of a new permit or permit amendment.

II. TENURE AND ISSUANCE OF A NEW PERMIT

A. Expiration at the End of the Authorized Period. This permit will expire at midnight on April 30, 1997. Expiration shall occur by operation of law and shall not require notice, any decision document, or any environmental analysis or other documentation.

C. Minimum Use or Occupancy of the Permit Area. Use or occupancy of the permit area shall be exercised at least 20 days each year, unless otherwise authorized in writing under additional terms of this permit.

D. Notification to Authorized Officer. If the holder desires issuance of a new permit after expiration, the holder shall notify the authorized officer in writing not less than six (6) months prior to the expiration date of this permit.


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E. Conditions for Issuance of a New Permit.  At the expiration or termination of an existing permit, a new permit may be issued to the holder of the previous permit or to a new holder subject to the following conditions:

     1. The authorized use is compatible with the land use allocation in the Forest Land and Resource Management Plan.

     2. The permit area is being used for the purposes previously authorized.

     3. The permit area is being operated and maintained in accordance with the provisions of the permit.

     4. The holder has shown previous good faith compliance with the terms and conditions of all prior or other existing permits, and has not engaged in any activity or transaction contrary to Federal contracts, permits, laws, or regulation.

F. Discretion of Forest Service. Notwithstanding any provisions of any prior or other permit, the authorized officer may prescribe new terms, conditions, and stipulations when a new permit is issued. The decision whether to issue a new permit to a holder or successor in interest is at the absolute discretion of the Forest Service.

III. RESPONSIBILITIES OF THE HOLDER

A. Plans. If required by the authorized officer, all plans for development, layout, construction, reconstruction, or alteration of improvements on the permit area, as well as revisions of such plans, must be prepared by a licensed engineer, architect, and/or landscape architect. Such plans must be approved in writing by the authorized officer or a designated representative before the commencement of any work. A holder may be required to furnish as-built plans, maps or surveys, or other similar information, upon completion of construction.

B. Maintenance. The holder shall maintain the improvements and permit area to standards of repair, orderliness, neatness, sanitation, and safety acceptable to the authorized officer, and consistent with applicable Federal, State, and local health and safety and other requirements.

C. Hazard Analysis. The holder has a continuing responsibility to identify and abate hazardous conditions on the permit area which could affect the improvements or pose a risk of injury to individuals. Any actions to abate such hazards shall be performed after consultation with the authorized officer.

D. Compliance with Laws, Regulations, and other Legal Requirements. The holder, in exercising the uses authorized by this permit, will assume responsibility for compliance with the regulations of the Department of Agriculture and all Federal, State, county, and municipal laws, ordinances, or regulations which are applicable to the area or operations covered by this permit. The obligations of the holder under this permit are not contingent upon any duty of the Forest Service to inspect the premises. A failure by the Forest Service, or other governmental officials, to inspect in not a defense to noncompliance with any of the terms and conditions of this permit.

E. Fire Prevention and Suppression. The holder shall take all reasonable precautions to prevent and suppress forest fires. Open fires are prohibited except with written permit from the authorized officer or the authorized officer's agent.

F. Change of Address. The holder shall immediately notify the authorized officer of a change in address.

G. Change in Ownership of the Authorized Improvements. This permit is not assignable and terminates upon change of ownership of the improvements. The holder shall immediately notify the authorized officer when a change in ownership of the improvements is pending. Notification by the present holder and potential owner shall be executed using Form FS-2700-3, Special Use Application and Report, or Form FS-2700-3a, Request for Termination of and Application for Special-Use Permit. Upon receipt of the proper

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documentation, the authorized officer may issue a permit to the new owner of the improvements.

IV. LIABILITY

For purposes of this section, "holder" includes the holder's heirs, assigns, agents, employees, and contractors.
A. Risk of Loss. The holder assumes all risk of loss of the property. Loss to the property may result from, but is not limited to, theft, vandalism, fire, avalanches, rising waters, winds, falling limbs or trees, and acts of God. If the authorized improvements are destroyed or substantially damaged, the authorized officer shall conduct an analysis to determine whether the improvements can be safely occupied in the future and whether rebuilding should be allowed.

B. Damage to Property of the United States. The holder has an affirmative duty to protect from injury and damage the land, property, and other interest of the United States. Damage includes, but is not limited to, fire suppression costs and all costs and damages associated with or resulting from the release or threatened release of a hazardous substance occurring during or as a result of the holder's activities on, or related to, the lands property, and other interests covered by the permit.
     1. The holder shall compensate in full the United States for damages occurring under the terms of this permit or under any law or regulation applicable to the National Forests. The holder shall be liable for all injury, loss, or damage, including fire suppression, or other costs associated with rehabilitation or restoration of natural resources, associated with the holder's use or occupancy. Compensation shall include, but is not limited to, the value of resources damaged or destroyed, the costs of restoration, clean-up, or other mitigation, fire suppression or other types of abatement costs, and all administrative, legal (including attorney fees), and other costs in connection therewith.
     2. With respect to roads, the holder shall be liable for damages to all roads and trails of the United States open to public use caused by the holder's use to the same extent as provided under paragraph IV (B)(1), except that liability shall not include reasonable and ordinary wear and tear.
     3. In addition to liability provided in this paragraph, the holder may incur strict liability for certain high hazard situations if so provided by additional clauses appended to this permit.

C. Indemnification and Liability of the United States. The holder shall comply with all applicable federal, state, and local laws and regulations, including but not limited to the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq, the Oil Pollution Act, 33 U.S.C. 2701 et seq, the Clean Air Act, 42
U.S.C. 7401 et seq, the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq, and the Comprehensive Environmental Response, Control, and Liability Act, 42 U.S.C. 9601 et seq, as subsequently amended. The holder shall indemnify, defend, and hold the United States harmless for any violations incurred under any such laws and regulations or for any costs, damages, claims, liabilities, and judgements arising from past, present, and future acts or omissions of the holder in connection with the use and/or occupancy authorized by this permit. This indemnification and hold harmless agreement includes, but is not limited to, acts and omissions of the holder in connection with the use and/or occupancy authorized by this permit which result in: (1) violations of the above or any applicable laws and regulations; (2) judgements, claims, or demands assessed against the United States; (3) costs, expenses, and damages incurred by the United States; or (4) other releases or threatened releases on or into land, property, and other interest of the United States by solid waste and/or hazardous substance(s).

The holder's indemnification of the United States shall also include any damage to life or property arising from the holder's occupancy or use of land, property, and other interest of the United States. The United States has no duty to inspect permit area or to warn of hazards and, if the United States does inspect the permit area, it shall

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incur no additional duty nor liability for identified or non-identified hazards. This covenant may be enforced by the United States in a court of competent jurisdiction.

V. TERMINATION, REVOCATION, AND SUSPENSION

A. General. For purposes of this permit, "termination", "revocation", and "suspension" refer to the cessation of uses and privileges under the permit.


     "Termination" refers to the cessation of the permit under its own terms without the necessity for any decision or action by the authorized officer. Termination occurs automatically when, by the terms of the permit, a fixed or agreed upon condition, event, or time occurs. For example, the permit terminates at expiration. Terminations are not appealable.

     "Revocation" refers to an action by the authorized officer to end the permit because of noncompliance with any of the prescribed terms, or for reasons in the public interest. Revocations are appealable.

     "Suspension" refers to a revocation which is temporary and the privileges may be restored upon the occurrence of prescribed actions or conditions. Suspensions are appealable.

B. Revocation or Suspension. The Forest Service may suspend or revoke this permit in whole or part for:

     1. Noncompliance with Federal, State, or local laws and regulations.
     2. Noncompliance with the terms and conditions of this permit.
     3. Reasons in the public interest.
     4. Abandonment or other failure of the holder to otherwise exercise the privileges granted.

C. Opportunity to Take Corrective Action. Prior to revocation or suspension for cause pursuant to Section V (B), the authorized officer shall give the holder written notice of the grounds for each action and a reasonable time, not to exceed 90 days, to complete the corrective action prescribed by the authorized officer.

D. Removal of Improvements. Upon abandonment, revocation, termination, or expiration of this authorization, the holder shall remove within a reasonable time prescribed by the authorized officer all structures and improvements, except those owned by the United States, and shall restore the site. If the holder fails to remove all structures or improvements within the prescribed period, they shall become the property of the United States and may be sold, destroyed or otherwise disposed of without any liability to the United States. However, the holder shall remain liable for all cost associated with their removal, including costs of sale and impoundment, cleanup, and restoration of the site.

VI. FEES

A. Termination for Nonpayment. This permit shall automatically terminate without the necessity of prior notice when land use rental fees are 90 calendar days from the due date in arrears.

B. The holder shall pay an annual fee of three thousand one hundred ninety seven Dollars ($ 3,197.00) for the period from May 1 , 1996 to April 30 , 1997 and thereafter annually on N/A. Provided, charges for this use shall be made or readjusted whenever necessary to place the charges on a basis commensurate with the fair market value of the authorized use.

C. Payment Due Date. The payment due date shall be the close of business on the date indicated on the bill of each calendar year payment is due. Payments due the United States for this use shall be deposited at address indicated on the bill in the form of a check, draft, or money order payable to "Forest Service, USDA." Payments shall be credited on the date received by the designated Forest Service collection officer or deposit location. If the due date for the fee or fee calculation statement falls on a non workday, the charges shall not apply until the close of business on the next workday.

D. Late Payment Interest. Pursuant to the Federal Claims Collection Act of 1966, as amended, 31 USC 3101, et seq., and regulations at 7 CFR Part 3, Subpart B, an interest charge shall be assessed on any payment or financial statement not received by the due date. Interest shall be assessed using the most current rate prescribed by the United States Department of Treasury's Fiscal Requirements Manual (TFRM-6-8020.20). Interest shall accrue from the date the payment or financial statement was due. In the event that two or more billings are required for delinquent accounts, administrative costs to cover processing and handling of the delinquent debt will be assessed.

E. Additional Penalties. In the event of permit termination pursuant to provisions VI (A), and prior to the issuance of a new permit, a penalty of 6 percent per year shall be assessed on any fee amount overdue in excess of 90 days from the payment due date. This penalty shall accrue from the due date of the first billing or the date the fee calculation financial statement was due. The penalty is in addition to interest and any other charges specified in the above paragraph.

F. Disputed Fees. Disputed fees are due and payable by the due date. No appeal of fees will be considered by the Forest Service without full payment of the disputed amount. Adjustments, if necessary, will be made in accordance with settlement terms or appeal decision.

G. Delinquent Fees.

     1. Delinquent fees and other charges shall be subject to all rights and remedies afforded the United States pursuant to Federal law and implementing regulations (31 U.S.C. 3711 et seq.).

     2. The authorized officer shall require payment of fees owed the United States under any Forest Service authorization before issuance of a new permit.

VII. OTHER PROVISIONS

A. Members of Congress. No Member of or Delegate to Congress or Resident Commissioner shall benefit from this permit either directly or indirectly, except when the authorized use provides a general benefit to a corporation.

B. Appeals and Remedies. Any discretionary decisions or determinations by the authorized officer are subject to the appeal regulations at 36 CFR 251, Subpart C, or revisions thereto.

C. Removal and Planting of Vegetation. This permit does not authorize the cutting of timber or other vegetation. Trees or shrubbery may be removed or destroyed only after the authorized officer, or authorized officer's agent, has approved, and has marked or otherwise designated that which may be removed or destroyed. Timber cut or destroyed shall be paid for by the holder as follows:
Merchantable timber at appraised value and young-growth timber below merchantable size at current damage appraisal value, provided that the Forest Service reserves the right to dispose of the merchantable timber to others than the holder at no stumpage cost to the holder. Trees, shrubs, and other plants may be planted in such manner and in such places about the premises as may be approved by the authorized officer.

D. Superior Clauses. In the event of any conflict between any of the preceding printed clauses or any provision thereof and any of the following clauses or any provision thereof, the preceding printed clauses shall control.


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E. The holder shall repair, replace, or restore any damage to or loss of the premises covered by this permit caused by fire or other casualty including consequential damages to said premises resulting from fire or other casualty, including fires or other casualties beyond the control of and without the fault of the holder, and shall have in force fire and other casualty insurance covering the Government-owned improvements, the use of which is authorized by this permit.

Such fire and other casualty insurance shall be in the amount of one hundred fifty five thousand dollars ($155,000.00) and shall name the United States as beneficiary of proceeds payable as a result of claims for damage for fire or other casualty. The holder shall furnish the Forest Service an authenticated copy of the insurance policy prior to occupancy and use. The policy shall also contain a specific provision or rider to the effect that the policy will not be cancelled or its provisions changed before 30 days written notice to the Forest Supervisor. (B-9)

F. The holder shall dispose of refuse resulting from this use, including waste materials, garbage, and rubbish of all kinds in the following manner: off National Forest lands in appropriate receptacles. (B-34)

G. The holder shall protect the scenic esthetic values of the area under this permit, and the adjacent land, as far as possible with the authorized use, during construction, operation, and maintenance of the improvements. (D-3)

H. Superseded Permit - This permit supersedes a special use permit, type 157, 352 issued to Ski Lifts, Inc. on May 1, 1995 and amended August 15, 1995 for the Ski-For-All program, authorized by Rudolph V. Edwards, Jr., District Ranger for the North Bend Ranger District. (X-18)


     THIS PERMIT IS ACCEPTED SUBJECT TO THE CONDITIONS SET OUT ABOVE.

HOLDER NAME:  Ski Lifts, Inc.            U.S. DEPARTMENT OF AGRICULTURE
              ---------------            FOREST SERVICE


By: /s/ Dave Moffett                 By:     /s/ Rudolph V. Edwards, Jr.
    --------------------                     -----------------------------
    Dave Moffett                             Rudolph V. Edwards, Jr.
    President                                District Ranger

  Date:  7/12/96                         Date:    7/12/96
        --------------                          ------------------


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                                  ATTACHMENT A

                         OPERATION AND MAINTENANCE PLAN

                             352 Granger/The Permit
                         Snoqualmie Pass Guard Station


This Operation and Maintenance Plan describes the responsibilities of Ski Lifts, Inc. (SLI) - while occupying the Snoqualmie Pass Guard Station, Forest Service building Number 1034. It is effective from the date of the special use authorization to the expiration or termination of the authorization.

Item 1. Locks (See Exhibit 4):

            a. Door to outside (culvert entrance) will need to be keyed for Ski Lifts, Inc., Ski-For-All, and Forest Service access. SLI will provide this lock.

            b. Back storage room being used by Ski-For-All - SFA will supply the Forest Service Visitor Information Center with a key to the area.

Item 2. When SLI takes occupancy, the existing locks needing to be replaced will be removed by SLI and given to the Forest Service. SLI will install their own locks for the duration of the permit. At the termination of the permit, the Forest Service locks will be reinstalled by SLI at their expense.

Item 3. The authorization is a non-exclusive use of all permitted areas. The Forest Service shall have free and unrestricted access at all times to ensure compliance with the terms and conditions of this permit.

Item 4. All permitted areas will require a minimum of four foot clearance for ingress and egress.

Item 5. SLI will remove all temporary structures prior to expiration date of permit.

Item 6. Snow plowing - SLI will provide this service as needed for access to the permit area including the front and sides of the Guard Station.

Item 7. Electricity - The monthly bill will be split as follows: the Forest Service occupies 42.3% of the building and SLI 57.7%. SLI agrees to have the power bills sent to them for their payment and at the end of the permit term, will bill the Forest Service lump sum for its share at the rate of: May 1 through October 31 - 91.6%
                                    November 1 through April 30 - 42.3%

Item 8. Oil - SLI will pay this bill. The oil tank will be filled by SLI when the permit terminates.

Item 9. Water and Sewer - The monthly bill will be split as follows: the Forest Service has 33% of the billing units, and SLI has 67%. There are a total of
2.1 billing units, as calculated by the Snoqualmie Pass Sewer and Water District. The Sewer and Water District charges a minimum of $73 per billing unit per month for a total of $153.30. At 33% of the billing units, the Forest Service owes $50.59 per month for its share of water and sewer service. SLI will have the sewer and water bills sent to them for their payment, and at the end of the permit term, will bill the Forest Service lump sum for its share at the rate of:
May 1 through October 31 - 100%
November 1 through April 30 - $50.59   SLI agrees to pay any costs above this
amount.

Item 10.  Phone - each party has its own phone line and will pay its own bills.

Item 11. Garbage - each party will make its own arrangements and pay its own bills.

Item 12. The Forest Service is leaving the stove, refrigerator and dishwasher in the building for use by SLI. At the termination of the permit these will be cleaned, as well as the rest of the permitted area.

Item 13. All improvements made to the building must have prior written authorization from the Forest Service and become the property of the Government upon expiration or termination.

Item 14. SLI will be responsible for the maintenance of all appliances used in their operations, including but not limited to the stove, refrigerator, dishwasher, furnace and hot water heater. Forest Service will be responsible for replacement of the furnace and hot water heater if these items require replacement.

Item 15. Only employees in management positions for Ski Lifts, Inc. are authorized to use the premises for employee housing. This use in limited to six (6) persons at one time.

Item 16. SLI agrees to continue in force property insurance in the amount of $155,000 insuring the building. Current policy expired 10/01/95.

Item 17. SLI will be responsible to ensure that all local fire and health regulations are being followed, including but not limited to emergency fire escapes and smoke alarms.

Item 18. For the purpose of this permit, SLI will report all gross revenue generated from use of the Snoqualmie Pass Guard Station as part of and in accordance to their Ski Area Permit.

                                                                     EXHIBIT 1




                                    MAP OF

                           SKI LIFT INC./SKIFORALL
                              BASE AREA SEGMENT
                          SNOQUALMIE SUMMIT SKI AREA

                                                                    EXHIBIT 2




                                     MAP

                                                                      EXHIBIT 3



                                     MAP

                                                                EXHIBIT 4



                                BUILDING #1034
                              BOTTOM FLOOR PLAN